                                                               Exhibit 5
                                                               ---------


                              November 9, 1994



Scott Paper Company
Scott Plaza
Philadelphia PA  19113

     Re:  Registration Statement on Form S-8
          for Scott Paper Company
          ----------------------------------

Ladies and Gentlemen:

     I am Staff Vice President and Chief Financial Counsel of Scott Paper Company, a Pennsylvania corporation (the "Company") and have participated in the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 400,000 Common Shares, without par value, of the Company (the "Common Shares"), to be issued pursuant to options granted or to be granted under the 1994 Non-U.S. Employees' Stock Option Plan (the "Plan"). I have examined such records, documents, statutes and decisions as I have deemed relevant in rendering this opinion. In my examination I have assumed the genuineness of documents submitted to me as originals and the conformity with the original of all documents submitted to me as copies thereof.

     In my opinion, the Common Shares to be issued upon the exercise of options granted or to be granted in accordance with the terms of the Plan will be, when issued in accordance with the terms of such options and the Plan, validly issued, fully paid and nonassessable Common Shares.

     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                               /s/ Frank W. Bubb, III
                              Frank W. Bubb, III